Exhibit 10.3

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of December 20, 2013, is entered into between FIBERWEB HOLDINGS, INC., a Delaware corporation, FIBERWEB USA HOLDINGS, INC., a Delaware corporation, FIBERWEB INDUSTRIAL TEXTILES CORPORATION, a Delaware corporation, FIBERWEB, INC., a South Carolina corporation, OLD HICKORY STEAMWORKS, LLC, a Delaware limited liability company, and FIBERWEB WASHOUGAL, INC., a Delaware corporation (collectively, the “New Subsidiaries” and individually, a “New Subsidiary”), and CITIBANK, N.A., in its capacity as Administrative Agent and Collateral Agent (the “Agent”) under that certain Amended and Restated Credit Agreement, dated as of October 5, 2012, among SCORPIO ACQUISITION CORPORATION, a Delaware corporation (“Holdings”), POLYMER GROUP, INC. (the “Lead Borrower”), the other Borrowers from time to time party thereto, the Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the other agents named therein (as it may be amended, restated or modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The New Subsidiaries and the Agent, for the benefit of the Lenders, hereby agree as follows:

1. Each New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, it will be deemed to be a “Loan Party” under the Credit Agreement and a “Subsidiary Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Subsidiary Guarantor thereunder as if it had executed the Credit Agreement. Each New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the applicable covenants set forth in Articles VI and VII of the Credit Agreement and (b) all of the guaranty obligations set forth in Article II of the Guaranty.

2. If required, each New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering a joinder to the Guaranty and such Collateral Documents (and such other documents and instruments) as requested by the Agent in accordance with the Credit Agreement.

3. The address of the New Subsidiaries for purposes of Section 10.02 of the Credit Agreement is as follows:

c/o Polymer Group, Inc.

9335 Harris Corners Pkwy, Suite 300

Charlotte, North Carolina 38269

Attention: Daniel Rikard

Fascimile: (704) 697-5122

Email: rikardd@pginw.com

4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic communication shall be effective as delivery of a manually signed counterpart of this Agreement.

5. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

FIBERWEB HOLDINGS, INC.
FIBERWEB USA HOLDINGS, INC.
FIBERWEB INDUSTRIAL TEXTILES CORPORATION
FIBERWEB, INC.
OLD HICKORY STEAMWORKS, LLC
FIBERWEB WASHOUGAL, INC.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Chief Financial Officer

[Joinder Agreement Signature Page]

Acknowledged and accepted:

CITIBANK, N.A., as Administrative
Agent and Collateral Agent

By:	/s/ Michael Smolow
Name:	Michael Smolow
Title:	Director

[Joinder Agreement Signature Page]